Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Bernard H. Clineburg,
Tysons Corner, Virginia		Chairman & Chief Executive Officer
April 23, 2007		or
Mark Wendel,
EVP & Chief Financial Officer
703-584-3400

CARDINAL REPORTS FIRST QUARTER EARNINGS
Total Assets up 16%, Loans up 19% and Deposits up 15%

Cardinal Financial Corporation (NASDAQ: CFNL) (the “Company”) today reported earnings of $1.8 million, or $0.07 per diluted share, for the three month period ended March 31, 2007.   This compares to net income of $2.6 million, or $0.10 per diluted share, for the same period of 2006.

Selected Financial Highlights

•                  Asset quality remains excellent.  Non-accrual loans were less than 0.01% of loans receivable at period-end, and the Company experienced no loan charge offs during the quarter.   Since the Company’s inception in 1998, net loans charged-off total only $152,000.

•                  Consolidated assets at period-end were $1.720 billion versus $1.482 billion one year earlier, an increase of 16%.

•                  The loan portfolio grew 19% and deposits grew 15% compared to a year ago.

•                  Our mortgage banking subsidiary reported first quarter net income of $538 thousand versus $419 thousand for the same quarter last year.

•                  Two new banking offices were opened — Bethesda and a second location in Arlington.  The Company now serves Maryland, the District of Columbia and Virginia with 25 branches.

For the quarter ended March 31, 2007, net income from traditional banking operations was $1.794 million versus net income of $2.599 million for the same quarter in 2006.   Average assets of Cardinal Bank were $1.599 billion, an 18% increase from average assets of $1.356 billion one year earlier. Portfolio loans receivable grew 19% to $871 million from $730 million.  The Bank’s asset growth was primarily funded by a 15% increase in deposits, which totaled $1.232 billion at March 31, 2007.

Non-accrual loans at March 31, 2007 were $69 thousand, or less than 0.01% of loans receivable.  The allowance for loan losses was 1.14% of loans at quarter-end compared to 1.17% a year ago.

For the current quarter, the Company’s average interest-earning assets were $1.530 billion versus $1.318 billion a year ago.  Net interest income was $9.835 million compared to $10.395 million a year ago. Interest income increased by $4.235 million from one year ago while interest expense increased by $4.795 million negatively impacting net interest income by $560 thousand. Net interest margin decreased to 2.60% from 2.76% during the fourth quarter of 2006.

Non-interest income increased 3% to $5.3 million in the 2007 first quarter versus $5.2 million in the first quarter of 2006.  Service charges on deposit accounts increased 26% from $369 thousand to $466 thousand.  Non-interest expense increased 8% over the comparable period, primarily due to increases related to personnel and occupancy expenses as the Bank added key business development officers and opened new branches.

For the first quarter of 2007, net income from mortgage banking operations was $538 thousand, a 28% increase from net income of $419 thousand during the first quarter of 2006.

MANAGEMENT COMMENTS

Bernard H. Clineburg, Chairman and Chief Executive Officer of the Company, said:

“In this very difficult environment of continued margin pressure from the inverted yield curve, I am satisfied with our Company’s operating results for the first quarter of 2007.   We continue to deliver annual increases in loan growth without compromising credit quality.  We had no loan losses in the quarter and have negligible non-performing and past due loans. Our credit ratios remain among the best in the industry. Maintaining this quality impacts the net interest margin, but we continue to believe that the safety and soundness of the Company outweighs short-term returns.  Our focus continues to be on quality growth and building long lasting relationships with our clients.

At George Mason Mortgage, we implemented expense controls and the business continues to be profitable. Because we manage the business conservatively, George Mason Mortgage has not repurchased any loans to date due to early payment default.

During the quarter, we opened our 24th and 25th banking offices in the Greater Washington Region.  Our new Bethesda location is the first office in Maryland and extends Cardinal’s footprint into the thriving Wisconsin Avenue business corridor in Montgomery County. Our second location in Arlington is at a premier site adjacent to George Mason University’s campus. I remain excited about the prospects for our Company as we continue to focus on maintaining credit quality, improving profitability, and growing earnings per share.  We, the board and management, continue to be determined to maximize the value of the Cardinal franchise.”

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements contain information related to matters such as the Company’s intent, belief or expectation with regard to such matters as financial and operational performance, credit quality and branch expansion. Such statements are necessarily based on management’s assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond the control of the Company. Such risks and uncertainties could cause actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and other reports filed with and furnished to the Securities and Exchange Commission.

About Cardinal Financial Corporation: Cardinal Financial Corporation, a financial holding company headquartered in Tysons Corner, Virginia with assets of $1.720 billion at March 31, 2007, serves the Washington Metropolitan region through its wholly-owned subsidiary, Cardinal Bank, with 25 conveniently located banking offices. Cardinal also operates several other subsidiaries: George Mason Mortgage, LLC, a residential mortgage lending company based in Fairfax, with seven offices throughout the Washington Metropolitan region; Cardinal Trust and Investment Services, a trust division with $6.1 billion in managed and custodial assets; Cardinal Wealth Services, Inc., a full-service brokerage company; and Wilson/Bennett Capital Management, Inc., an asset management company. The Company’s stock is traded on NASDAQ (CFNL). For additional information please visit our Web site at www.cardinalbank.com or call (703) 584-3400.

Cardinal Financial Corporation and Subsidiaries
Summary Statements of Condition
March 31, 2007,  December 31, 2006 and March 31, 2006
(Dollars in thousands)

				% Change
	(Unaudited) March 31, 2007	December 31, 2006	(Unaudited) March 31, 2006	Current Year	Year Over Year
Cash and due from banks	$20,014	$24,585	$29,757	-18.6%	-32.7%
Federal funds sold	78,370	11,491	32,760	582.0%	139.2%

Investment securities available-for-sale	250,447	231,631	220,813	8.1%	13.4%
Investment securities held-to-maturity	94,329	97,665	110,541	-3.4%	-14.7%
Total investment securities	344,776	329,296	331,354	4.7%	4.1%

Other investments	10,890	9,158	7,783	18.9%	39.9%
Loans held for sale, net	314,305	338,731	300,194	-7.2%	4.7%

Loans receivable, net of fees	870,844	845,449	729,982	3.0%	19.3%
Allowance for loan losses	(9,918)	(9,638)	(8,520)	2.9%	16.4%
Loans receivable, net	860,926	835,811	721,462	3.0%	19.3%

Premises and equipment, net	20,138	20,039	18,046	0.5%	11.6%
Goodwill and intangibles, net	17,430	17,493	20,696	-0.4%	-15.8%
Bank-owned life insurance	31,078	30,646	—	1.4%	100.0%
Other assets	21,701	21,179	19,626	2.5%	10.6%
TOTAL ASSETS	$1,719,628	$1,638,429	$1,481,678	5.0%	16.1%

Non-interest bearing deposits	$142,333	$123,301	$114,618	15.4%	24.2%
Interest bearing deposits	1,090,069	1,095,581	957,339	-0.5%	13.9%
Total deposits	1,232,402	1,218,882	1,071,957	1.1%	15.0%

Other borrowed funds	261,669	194,631	173,543	34.4%	50.8%
Mortgage funding checks	44,643	46,159	52,077	-3.3%	-14.3%
Escrow liabilities	5,696	3,229	6,297	76.4%	-9.5%
Other liabilities	17,502	19,655	28,001	-11.0%	-37.5%

Shareholders’ equity	157,716	155,873	149,803	1.2%	5.3%

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$1,719,628	$1,638,429	$1,481,678	5.0%	16.1%

Cardinal Financial Corporation and Subsidiaries
Summary Income Statements
Three Months Ended March 31, 2007 and 2006
(Dollars in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended
	March 31,
	2007	2006	% Change
Net interest income	$9,835	$10,395	-5.4%
Provision for loan losses	(280)	(250)	12.0%
Net interest income after provision for loan losses	9,555	10,145	-5.8%

Service charges on deposit accounts	466	369	26.3%
Loan service charges	386	623	-38.0%
Investment fee income	1,024	662	54.7%
Net gain on sales of loans	2,630	2,776	-5.3%
Management fee income	321	418	-23.2%
Other non-interest income	482	315	53.0%
Total non-interest income	5,309	5,163	2.8%

Net interest income and non-interest income	14,864	15,308	-2.9%

Salaries and benefits	6,596	5,931	11.2%
Occupancy	1,289	1,208	6.7%
Depreciation	800	749	6.8%
Data processing	344	325	5.8%
Telecommunications	292	310	-5.8%
Other operating expense	3,041	2,908	4.6%
Total non-interest expense	12,362	11,431	8.1%
Net income before income taxes	2,502	3,877	-35.5%
Provision for income taxes	737	1,309	-43.7%
NET INCOME	$1,765	$2,568	-31.3%

Earnings per common share - basic	$0.07	$0.11	-31.6%

Earnings per common share - diluted	$0.07	$0.10	-31.3%

Weighted-average common shares outstanding - basic	24,509,882	24,387,203	0.5%

Weighted-average common shares outstanding - diluted	25,039,757	25,026,125	0.1%

Cardinal Financial Corporation and Subsidiaries
Selected Financial Information
(Dollars in thousands, except per share data and ratios)
(Unaudited)

	For the Three Months Ended
	March 31,
	2007	2006
Income Statements:
Interest income	$23,945	$19,710
Interest expense	14,110	9,315
Net interest income	9,835	10,395
Provision for loan losses	280	250
Net interest income after provision for loan losses	9,555	10,145
Non-interest income	5,309	5,163
Non-interest expense	12,362	11,431
Net income before income taxes	2,502	3,877
Provision for income taxes	737	1,309
Net income	$1,765	$2,568

Balance Sheet Data:	March 31, 2007	March 31, 2006
Total assets	$1,719,628	$1,481,678
Loans receivable, net of fees	870,844	729,982
Allowance for loan losses	(9,918)	(8,520)
Loans held for sale	314,305	300,194
Total investment securities	344,776	331,354
Total deposits	1,232,402	1,071,957
Other borrowed funds	261,669	173,543
Total shareholders’ equity	157,716	149,803

Common shares outstanding	24,469	24,367

Selected Average Balances:	March 31, 2007	March 31, 2006
Total assets	$1,613,794	$1,366,498
Loans receivable, net of fees	854,654	712,656
Allowance for loan losses	(9,744)	(8,425)
Loans held for sale	248,962	233,560
Total investment securities	337,586	305,400
Interest earning assets	1,529,840	1,317,748
Total deposits	1,236,582	1,051,078
Other borrowed funds	199,725	145,102
Total shareholders’ equity	156,991	149,476
Weighted Average:
Common shares outstanding — basic	24,510	24,387
Common shares outstanding — diluted	25,040	25,026

Per Common Share Data:
Basic net income	$0.07	$0.11
Fully diluted net income	0.07	0.10
Book value	6.45	6.15
Tangible Book Value (1)	5.82	5.45

Performance Ratios:
Return on average assets	0.44%	0.75%
Return on average equity	4.50%	6.87%
Net interest margin (2)	2.60%	3.16%
Efficiency ratio (3)	81.63%	73.47%
Non-interest income to average assets	1.32%	1.51%
Non-interest expense to average assets	3.06%	3.35%

Asset Quality Data:
Annualized net charge-offs to average loans receivable, net of fees	0.00%	0.02%
Nonaccrual loans to loans receivable, net of fees	0.01%	0.04%
Nonaccrual loans to total assets	0.00%	0.02%
Allowance for loan losses to loans receivable, net of fees	1.14%	1.17%
Allowance for loan losses to nonperforming loans	14373.9%	3064.7%

Capital Ratios:
Tier 1 risk-based capital	13.03%	15.03%
Total risk-based capital	13.84%	15.88%
Leverage capital ratio	10.17%	11.37%

(1)             Tangible book value is calculated as total shareholders’ equity, adjusted for changes in other comprehensive income, less goodwill and other intangible assets, divided by common shares outstanding.

(2)             Net interest margin is calculated as net interest income divided by total average earning assets and reported on a tax equivalent basis at a rate of 35%.

(3)             Efficiency ratio is calculated as total non-interest expense divided by the total of net interest income and non-interest income.

Cardinal Financial Corporation and Subsidiaries
Average Statements of Condition and Yields on Earning Assets and Interest-Bearing Liabilities
Three Months Ended March 31, 2007 and 2006
(Dollars in thousands)
(Unaudited)

	For the Three Months Ended
	March 31, 2007		March 31, 2006
	Average Balance	Average Yield	Average Balance	Average Yield
Interest-earning assets:
Loans receivable, net of fees (1)	$854,654	6.86%	$712,656	6.46%
Loans held for sale	248,962	6.95%	233,560	7.33%
Investment securities - trading	45	4.56%	—	0.00%
Investment securities - available-for-sale (1)	241,383	4.80%	192,106	4.30%
Investment securities - held-to-maturity	96,158	4.17%	113,294	3.97%
Other investments	8,727	5.82%	6,563	5.43%
Federal funds sold	79,911	5.13%	59,569	4.42%
Total interest-earning assets	1,529,840	6.28%	1,317,748	5.99%

Non-interest earning assets:
Cash and due from banks	9,390		7,278
Premises and equipment, net	20,180		18,157
Goodwill and intangibles, net	17,469		20,471
Accrued interest and other assets	46,659		11,269
Allowance for loan losses	(9,744)		(8,425)

TOTAL ASSETS	$1,613,794		$1,366,498

Interest-bearing liabilities:
Interest-bearing deposits	$1,113,015	4.40%	$940,757	3.36%
Other borrowed funds	199,725	4.14%	145,102	4.25%
Total interest-bearing liabilities	1,312,740	4.36%	1,085,859	3.48%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	123,567		110,321
Other liabilities	20,496		20,842

Shareholders’ equity	156,991		149,476

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$1,613,794		$1,366,498

NET INTEREST MARGIN		2.60%		3.16%

(1)             Interest income for loans receivable and investment securities available-for-sale are reported on a fully taxable-equivalent basis at a rate of 35%.

Cardinal Financial Corporation and Subsidiaries
Segment Reporting at and for the Three Months Ended March 31, 2007 and 2006
(Dollars in thousands)
(Unaudited)

At and for the Three Months Ended March 31, 2007:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$9,366	$751	$—	$(282)	$—	$9,835
Provision for loan losses	280	—	—	—	—	280
Non-interest income	996	3,277	1,024	12	—	5,309
Non-interest expense	7,489	3,191	1,040	642	—	12,362
Provision for income taxes	799	299	(47)	(314)	—	737
Net income (loss)	$1,794	$538	$31	$(598)	$—	$1,765

Average Assets	$1,599,202	$253,094	$5,345	$163,762	$(407,609)	$1,613,794

At and for the Three Months Ended March 31, 2006:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$9,529	$1,137	$—	$(271)	$—	$10,395
Provision for loan losses	250	—	—	—	—	250
Non-interest income	903	3,587	662	11	—	5,163
Non-interest expense	6,198	4,077	655	501	—	11,431
Provision for income taxes	1,385	228	(19)	(285)	—	1,309
Net income (loss)	$2,599	$419	$26	$(476)	$—	$2,568

Average Assets	$1,355,941	$236,484	$6,922	$161,285	$(394,134)	$1,366,498